EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 2003 with respect to the consolidated financial statements and schedule of Magna Entertainment Corp. included in the Registration Statement (Form S-3 No. __________ ) and related prospectus of Magna Entertainment Corp. for the registration of 8.55% Convertible Subordinated Notes due June 15, 2010 and Shares of Class A Subordinate Voting Stock Issuable upon the Conversion of the Notes.

                                                   /s/ Ernst & Young LLP
                                                   ---------------------
                                                   Chartered Accountants


July 25, 2003
Toronto, Canada